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                                                                     EXHIBIT 4.2

PREPARED BY
AND WHEN RECORDED
MAIL TO:

Sidley Austin Brown & Wood
875 Third Avenue
New York, New York 10022
Attn.: Robert L. Boyd, Esq.


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                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE



                         ASSIGNMENT OF LEASES AND RENTS

        THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment"), made as of
                                                   ----------
December 12, 2001, by VENTAS FINANCE I, LLC, a Delaware limited liability company ("Assignor"), whose address is c/o Ventas, Inc., 4360 Brownsboro Road,
          --------
Suite 115, Louisville, Kentucky 40207-1642, to MERRILL LYNCH MORTGAGE LENDING , INC., a Delaware corporation (together with its successors and assigns, "Assignee"), whose address is c/o Merrill Lynch & Co., One World Financial
 --------
Center, 250 Vesey Street, North Tower, New York, New York 12028.

                                    RECITALS:

        A. Assignor has executed and delivered to Assignee a Promissory Note, dated of even date herewith (as amended, modified, restated, spread or consolidated and any replacement therefor, the "Note"), in the original
                                                ----
principal sum of $225,000,000, and as security for the Note Assignor has executed and delivered in favor of Assignee a Mortgage/Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith (as amended, modified, restated, spread or consolidated, the "Instrument"), covering certain real estate located in _______________________,
 ----------
as more particularly described on Exhibit A attached hereto and incorporated
                                  ---------

herein by reference, together with all buildings, improvements, fixtures, furnishings, machinery, equipment and other tangible property owned by Assignor and located on or used in connection with such real property and other property more particularly described in the Instrument (collectively, the
"Property"). The Note, this Assignment, the Instrument, the Loan and Security
 --------
Agreement dated of even date herewith (as amended, modified or restated, the "Loan Agreement"), between Assignor and Assignee, the other Mortgages and
 --------------
Assignments of Leases (each as defined in the Loan Agreement) and any other agreement or instrument now or hereafter evidencing or securing the loan (the "Loan") evidenced by the Note are hereinafter collectively called the "Loan
 ----                                                                  ----
Documents". Capitalized terms used but not otherwise defined herein shall have
---------
the respective meanings given thereto in the Loan Agreement.

        B. In connection with the execution and delivery of the Note and in consideration of the Loan, Assignee has required that Assignor absolutely assign to Assignee any and all of

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Assignor's right, title and interest in, to and under that certain Master Lease
Agreement, dated as of the date hereof (as amended or modified, the "Master
                                                                     ------
Lease") between Assignor (successor-in-interest to Ventas Realty, Limited
-----
Partnership), as lessor, and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., collectively, as lessee, and any and all other leases, subleases, licenses, rental or occupancy agreements now or hereafter in existence and affecting all or any portion of the Property (the Master Lease and all of the foregoing agreements, each, as amended or modified, collectively, the "Leases"), and Assignor desires and intends by this Assignment to absolutely
 ------
assign to Assignee all of Assignor's right, title and interest in, to and under the Leases upon the terms and subject to the conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby represents, warrants, covenants and agrees as follows:

1. Assignor does hereby absolutely and unconditionally grant, transfer, bargain, sell, assign, convey, and set over unto Assignee, its successors and assigns, all of the right, title and interest of Assignor in, to and under the Leases, together with all rents, earnings, income, profits, benefits and advantages arising from the Property including said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of Assignor as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Assignor, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which the Assignor is or may become entitled to do under any such Lease. It is intended by Assignor that this Assignment constitute a present, absolute assignment of the Leases, and not an assignment for additional security only. Notwithstanding the provisions of this Section 1, so long as no Event of Default shall have occurred and be continuing under the Note, the Loan Agreement, the Instrument or any other Loan Document, Assignor shall have the sole but revocable (as provided in the following sentence and in
Section 5 below) right and license to act as landlord under the Leases and to enforce the covenants of the Leases; provided, however, Assignor acknowledges
                                     --------  -------
that it has no right to collect and use rents, issues and profits and other sums payable under and by virtue of the Leases except in accordance with the terms and conditions of Article VII of the Loan Agreement and the Cash Management Agreement. Upon the occurrence of an Event of Default and during the continuance thereof, the license granted to Assignor herein shall be automatically revoked and any amounts collected by Assignor shall be held by Assignor in trust for the benefit of Assignee for use in the payment of all sums due on the Loan.

2. This Assignment is made and given and shall remain in full force and effect until the payment in full of all principal, interest and other sums due under the Note and the other Loan Documents.

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3.      Assignor represents and warrants (as of the date hereof), and covenants and agrees: (a) that Assignor has duly authorized, by all necessary partnership, corporate, limited liability company, trust or other action, the execution, delivery and performance by Assignor of this Assignment, and Assignor holds the entire landlord's interest under the Master Lease; (b) that, except for this Assignment, neither Assignor nor, to Assignor's actual knowledge, any predecessor lessor has heretofore alienated, assigned, pledged or otherwise disposed of or encumbered Assignor's (or such predecessor lessor's) right, title and interest in, to and under the Leases, which remains effective as of the date hereof, or any of the sums due or to become due thereunder; (c) to appear in and defend Assignor's interest in any action or proceeding arising under, occurring out of or in any manner connected with any of said Leases to which Assignor is a party, or the obligations, duties or liabilities of Assignor or any tenant thereunder, and upon request by Assignee, following the occurrence and during the continuance of an Event of Default, to do so in the name and on behalf of Assignee, but at the expense of Assignor; (d) to not collect any rents (exclusive of security deposits and additional rent amounts paid in advance on account of escalations or pass-throughs for operating expenses, taxes and other expenses) more than thirty (30) days in advance of the due dates therefor; and
(e) that following the occurrence and during the continuance of an Event of Default, Assignee shall have the right to exercise any and all rights and remedies provided hereunder and under the other Loan Documents as well as such remedies as may be available at law or in equity.

4. Assignor hereby consents to and irrevocably authorizes and directs the tenants under the Leases to which Assignor is a party and any successor to the interest of any of said tenants, upon demand and notice from Assignee of Assignee's right to receive the rents and other amounts due under such Leases (and to the extent any such tenants are not already paying such rents and other amounts to the Central Account in accordance with the Cash Management Agreement), to pay to Assignee the rents and other amounts due or to become due under such Leases, and said tenants shall have the right to rely upon such demand and notice from Assignee and shall pay such rents and other amounts to Assignee without any obligation or right to determine the actual existence of any default or event claimed by Assignee as the basis for Assignee's right to receive such rents and other amounts and notwithstanding any notice from or claim of Assignor to the contrary, and Assignor shall have no right to claim against said tenants for any such rents and other amounts so paid by said tenants to Assignee. The foregoing shall not modify or affect Assignor's obligation to cause all tenants to pay all rents and other amounts due to Assignor under the Leases to which Assignor is a party directly to the Central Account in accordance with the Cash Management Agreement from and after the date hereof.

5. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement or any of the other Loan Documents, the right and license granted to Assignor in Section 1 above shall be automatically revoked and Assignee, at its option, shall have, subject to applicable law, the complete right, power and authority (a) without taking possession, to demand, collect and receive and sue for the rents and other sums payable under the Leases to which Assignor is a party and, after deducting all reasonable out-of-pocket costs and expenses of collection (including, without limitation, reasonable attorneys' fees) incurred by Assignee, apply the net proceeds thereof to the payment of any indebtedness secured hereby; (b) to declare all sums secured hereby immediately due and payable, and, at its option, exercise any or all of the rights and remedies contained in the Note, the Loan Agreement, the Instrument and in the Loan Documents or available at law or in equity; and (c) without regard to the adequacy of the


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security, with or without process of law, personally or by agent or attorney, or by a receiver to be appointed by court, then and thereafter to enter upon, take and maintain possession of and operate the Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto and exclude Assignor and its agents and servants therefrom, and hold, operate, manage and control the Property, or any part thereof, as fully and to the same extent as Assignor could do if in possession and in such event, without limitation and at the expense of Assignor, from time to time cause to be made all necessary or proper repairs, renewals, replacements, useful alterations, additions, betterments and improvements to the Property, or any part thereof, as Assignee deems necessary or desirable, and pay taxes, assessments and other charges on the Property, or any part thereof, and insure and reinsure the same, and lease the Property, or any part thereof, for such terms and on such terms as Assignee deems desirable, including leases for terms expiring beyond the maturity of the indebtedness secured by the Loan Documents and cancel any Lease or sublease thereof for any cause or on any ground which would entitle Assignor to cancel the same.

6. Following the occurrence and during the continuance of an Event of Default, after payment of all reasonable out-of-pocket charges and expenses, including, without limitation, reasonable compensation for the services of Assignee, its attorneys, agents, clerks, servants and others employed by Assignee in connection with the operation, management and control of the Property and the conduct of the business thereof, Assignee may, at its option, credit the net amount of income which Assignee may receive by virtue of this Assignment and from the Property to any and all amounts due or owing to Assignee from Assignor under the terms and provisions of the Note and the Loan Documents. The balance of such net income shall be released to or upon the order of Assignor. The manner of the application of such net income and the item or items which shall be credited shall be within the sole discretion of Assignee.

7. The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall neither be deemed or construed to constitute Assignee a mortgagee in possession nor at any time or in any event to impose any obligation whatsoever upon Assignee to appear in or defend any action or proceeding relating to the Leases or the Property, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any tenant and not assigned and delivered to Assignee, or render Assignee liable in any way for any injury or damage to person or property sustained by any person or entity in, on, or about the Property.

8. Assignor agrees that the collection of rents and the application thereof as aforesaid or the entry upon and taking of possession of the Property, or any part thereof, by Assignee following the occurrence and during the continuance of an Event of Default shall not cure or waive any default, or waive, modify or affect any notice of default under the Note or the Loan Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Assignee, once exercised, shall continue for so long as such Event of Default remains uncured. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following and during the continuance of any subsequent Event of Default.

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9.      The rights and remedies of Assignee hereunder are cumulative and not in lieu of, but are in addition to, any rights or remedies which Assignee shall have under the Note, the Loan Agreement, the Instrument, any of the other Loan Documents, or at law or in equity, which rights and remedies may be exercised by Assignee either prior to, simultaneously with, or subsequent to, any action taken hereunder. The rights and remedies of Assignee may be exercised from time to time and as often as Assignee may elect, and the failure of Assignee to avail itself of any of the terms, provisions and conditions of this Assignment for any period of time, at any time or times, shall not be construed or deemed to be a waiver of any rights under the terms hereof.

10. The right of Assignee to collect and receive the rents assigned hereunder or to take possession of the Property, or to exercise any of the rights or powers herein granted to Assignee shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit to foreclose the lien on the Property created under the Instrument, including any period allowed by law for the redemption of the Property after any foreclosure sale.

11. All notices to the parties hereunder shall be given in accordance with the Loan Agreement. Notices to tenants may occur as specified in the Leases.

12. This Assignment shall be assignable by Assignee and all representations, warranties, covenants, powers and rights herein contained shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Assignee and its successors and assigns. Assignee agrees to provide Assignor with notice of any such assignment, and in no event shall Assignor's monetary obligations hereunder and under the Loan Documents be increased as a result of such assignment (except as provided in Section 10.2 of the Loan Agreement); provided, however, that Assignor's consent shall not be required in connection with any such assignment and no delay or failure by Assignee in providing such notice shall limit the effectiveness of such assignment.

13. This Assignment may be executed, acknowledged and delivered in any number of counterparts and each such counterpart shall constitute an original, but together such counterparts shall constitute only one instrument.

14. If any one or more of the provisions of this Assignment, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Assignment and all other applications of any such provision shall not be affected thereby.

15. This Assignment was negotiated in the State of New York, and made by Assignor and accepted by Assignee in the State of New York, and the proceeds of the Note were disbursed from the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance. This Assignment and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America, except that at all times, the provisions for the creation, perfection and enforcement of the liens and security

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interests created pursuant to this Assignment with respect to the Property and pursuant to the Instrument shall be governed by the laws of the State in which the Property is located.

16. If there is any conflict between the terms of this Assignment and the provisions pertaining to assignment of rents and leases in the Instrument, the terms of this Assignment shall govern.

17. The obligations of Assignor hereunder are subject to limitations on recourse as provided in Article XII of the Loan Agreement.

18. EACH OF ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, THE LOAN AGREEMENT, THE INSTRUMENT, THIS ASSIGNMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

                        [NO ADDITIONAL TEXT ON THIS PAGE]

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         IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

                                      ASSIGNOR:

                                      VENTAS FINANCE I, LLC,
                                      a Delaware limited liability company


                                      By: /s/ T. Richard Riney
                                         --------------------------------
                                         Name:  T. Richard Riney
                                         Title: Executive Vice President







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STATE OF NEW YORK               )
                                 ss.:
COUNTY OF NEW YORK              )


On the 11 day of December, 2001, before me, Kourosh Pirouz, Notary Public, personally appeared T. Richard Riney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me all that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



/s/ Kourosh Pirouz
Notary Public

My commission expires: ___________



[Notarial Seal]

Kourosh Quincy Pirouz
Notary Public, State of New York
No. 01P16058602
Qualified in New York County
Commission Expires 5/14/03